Exhibit 99.1

NextTrip Reports More Than 307 Million JOURNY TV Viewing Minutes and Strong Advertising Monetization Gains

Consolidated global entertainment and travel platform averages approximately 38 million monthly viewing minutes across January–August 2026; reported on-screen viewing time exceeds 30 minutes

Samsung U.S. programmatic advertising revenue projected to nearly double in calendar 2026 following significant gains in monthly revenue and CPM

Modeled audience profile highlights affluent households as JOURNY TV expands opportunities for advertisers, sponsors and travel partners

Sunrise, FL – October 8, 2026 – NextTrip, Inc. (NASDAQ: NTRP) (“NextTrip,” the “Company,” “we,” “our,” or “us”), a technology-forward travel and media company defining the intersection of Media and Travel, today announced initial global viewing metrics and advertising monetization progress for JOURNY TV. With its television brands, technology stack and channel operations now consolidated under JOURNY TV, the Company has established a unified global entertainment and travel-inspiration platform connecting audiences, advertisers and travel partners across a growing distribution network.

From January through August 2026, JOURNY TV generated more than 307 million total viewing minutes, averaging approximately 38 million minutes per month. Alongside this audience scale, advertising operations improvements have driven substantial monetization gains within Samsung U.S. programmatic advertising, where NextTrip has its greatest operational control and most extensive performance data.

“We have spent the past several years assembling the media assets, distribution, travel products and technology behind this model,” said Bill Kerby, NextTrip co-founder and Chief Executive Officer. “With JOURNY TV now consolidated into a unified platform, our focus is on execution and scale. These initial viewing metrics and advertising improvements provide an important baseline for shareholders and demonstrate the opportunity we are building for advertisers, sponsors and travel partners.”

Advertising Operations Optimization Drives Monetization Gains

Following the July 2026 transition to a new advertising operations partner, JOURNY TV’s Samsung U.S. programmatic advertising performance improved significantly. Based on advertising operations reporting for the post-transition period available to date:

Average monthly advertising revenue increased approximately 668% compared with the January–June 2026 monthly average.

Average cost per thousand advertising impressions (CPM) increased nearly sixfold compared with the first six months of 2026.

These improvements, together with continued growth in available inventory, have contributed to projected calendar-year 2026 Samsung U.S. programmatic advertising revenue nearly doubling versus calendar-year 2025, representing approximately 100% year-over-year growth.

These advertising performance figures and the revenue projection relate exclusively to Samsung U.S. programmatic advertising. They do not represent total JOURNY TV revenue or NextTrip’s consolidated revenue. The annual comparison covers January through December and is separate from the Company’s fiscal-year financial reporting. The full-year 2026 figure is a projection, not a completed-year result.

“We now have a clearer view of how audience consumption translates into advertising performance,” said Casey D’Ambra, President of Media at NextTrip. “Samsung U.S. is a key market for our advertising business, and the improvement we are seeing there is encouraging. As we expand JOURNY TV’s distribution and global entertainment offering, those insights help inform how we develop monetization opportunities across the broader platform.”

1

A Global Entertainment and Travel Audience

JOURNY TV’s January–August 2026 viewing was geographically diversified:

●	Latin America accounted for approximately 133.0 million minutes, or 43% of consumption;

●	North America, 88.2 million, or 29%;

●	Asia-Pacific, 37.1 million, or 12%;

●	Europe, 32.7 million, or 11%;

●	and other markets, 15.0 million, or 5%.

(Figures are rounded).

JOURNY programming is distributed across more than a dozen major platforms in approximately 100 countries, with an estimated potential global reach exceeding 250 million viewers. Potential distribution reach is distinct from measured viewers or viewing minutes. Recent expansions include JOURNY TV’s YouTube presence, international distribution on LG Channels and JOURNY Español across Spanish-language markets; the January–August results do not reflect the contribution from YouTube.

The consolidated offering brings global entertainment and travel-inspirational storytelling together under one brand, creating opportunities to engage viewers through entertaining stories about destinations, hotels, cruises and experiences. For advertisers and partners, JOURNY TV combines broad distribution with programming that provides a relevant setting for destination marketing, brand campaigns and sponsored content.

JOURNY TV’s reported on-screen viewing time exceeds 30 minutes, indicating sustained engagement with its shows beyond a brief stop while channel surfing. This adds an important dimension to the audience story: viewers are spending meaningful time with JOURNY TV’s entertainment and travel-inspirational programming. For advertisers, sponsors and travel partners, that sustained viewing provides an opportunity to connect with audiences as stories unfold and travel inspiration develops.

An Engaged and Affluent Audience for Advertisers and Partners

The August 2026 Elemental TV JOURNY Audience Extension Model combines measured delivery data with platform-published audience composition to estimate demographic brackets. The modeled profile indicates:

●	Approximately 56% of viewers are age 45 or older.

●	Approximately 36% are in households earning $200,000 or more, compared with 23% in the modeled blended distribution footprint, approximately 57% greater representation.

●	Approximately 11% are in households earning more than $500,000, compared with 6% in the blended footprint, approximately 83% greater representation.

●	The audience is approximately 54% female and 46% male;

●	Approximately 68% are homeowners and 38% are college-educated.

These modeled estimates provide an audience-planning reference for advertising and sponsorship discussions; they are not a direct census of every viewer across JOURNY TV’s global distribution.

“For advertisers, audience quality and engagement matter alongside scale,” said Amy Proost, Chief Revenue Officer of NextTrip. “JOURNY TV combines global entertainment and travel inspiration with an engaged audience that includes meaningful representation among mature and higher-income households. We are seeing growing commercial interest in that combination. Over the past four months, separate from our programmatic advertising business, our direct sales organization has built a pipeline of more than $5 million in potential new media advertising, sponsorship and strategic partnership opportunities across NextTrip’s expanding media and travel ecosystem. These opportunities are under discussion and are not contracted commitments or guaranteed revenue, but they demonstrate the interest we are working to turn into long-term commercial relationships.”

2

Better Analytics Support Platform Growth

JOURNY TV’s consolidated operating infrastructure and enhanced dashboards give management greater visibility into content consumption, audience geography and platform performance, alongside advertising delivery and monetization where reporting is available. These insights support programming, distribution and advertising decisions and provide a stronger basis for performance discussions with stakeholders and commercial partners. The Samsung U.S. results offer an initial measurable example of that progress.

Connecting Entertainment and Inspiration to Travel Commerce

JOURNY TV is designed to create two complementary revenue opportunities: advertising and sponsorship around its entertainment-first programming, and travel transactions inspired by that content. Through JOURNYGO, interactive content-to-commerce capabilities and NextTrip’s broader booking infrastructure, the Company is connecting discovery with planning, itinerary development, booking and fulfillment.

NextTrip’s travel brands and services, including Five Star Alliance, NextTrip Groups and NextTrip Pro’s advisor and agency tools, extend those capabilities across luxury travel, group trips, destination weddings and other experiences. The integrated model is designed to help consumers act on their inspiration while creating engagement and business opportunities for brands, sponsors, advertisers, travel advisors, suppliers and destination partners.

Advertisers, sponsors and prospective content or travel partners interested in JOURNY TV can contact NextTrip using the corporate contact below. For more information about NextTrip’s media and travel ecosystem, visit www.nexttripinc.com.

About NextTrip

NextTrip, Inc. (NASDAQ: NTRP) is a technology-forward travel and media company defining the intersection of media and travel. NextTrip offers complementary brands that serve consumers and business customers in their respective markets while contributing to a broader content-to-commerce ecosystem.

Its portfolio includes JOURNY TV, TravelMagazine.com, JOURNYGO, YADA’s creator-commerce capabilities, Five Star Alliance, NextTrip Travel and NextTrip Pro’s advisor and group travel services. Together, these businesses combine entertainment, travel inspiration, audiences, booking capabilities and shared technology to engage travelers from discovery through planning, booking and fulfillment.

By connecting its brands, NextTrip seeks to strengthen each line of business, support growth across the ecosystem and create value for consumers, shareholders and travel professionals, while expanding opportunities for destinations, creators, sponsors, advertisers and industry partners.

For more information, visit www.nexttripinc.com and investors.nexttrip.com. Follow us on LinkedIn and on X.

Forward-Looking Statement Disclaimer

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology.

The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, competition from other similar businesses, and market and general economic factors.

Readers are urged to read the risk factors set forth in the Company’s filings with the United States Securities and Exchange Commission at www.sec.gov . The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

NextTrip, Inc

Richard Marshall

Director of Corporate Development

Email: Richard.Marshall@NextTrip.com

For investor relations inquiries, please contact:

Jérôme Cliche

Oncore Network LLC

Phone: +1-302-488-9830
Email: IR@oncorenetwork.com

3